                                                    Registration No.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                   ---------------
                                       FORM S-4
                                REGISTRATION STATEMENT
                                        under
                              THE SECURITIES ACT OF 1933
                                   ---------------
                            SULLIVAN DENTAL PRODUCTS, INC.
                (Exact name of registrant as specified in its charter)

   WISCONSIN                      5047                          36-3070444
(State or other       (Primary Standard Industrial           (I.R.S. Employer
jurisdiction of         Classification Code No.)           Identification No.)
incorporation or
 organization)



                              10920 WEST LINCOLN AVENUE
                             WEST ALLIS, WISCONSIN 53227
                                    (414) 321-8881
                 (Address, including zip code, and telephone number,
          including area code, of registrant's principal executive offices)

                                                      with a copy to:
    ROBERT E. DOERING                                 HOWARD O. WOLFE
PRESIDENT AND CHIEF EXECUTIVE OFFICER                WOLFE, WOLFE & RYD
  10920 WEST LINCOLN AVENUE                      120 SOUTH RIVERSIDE PLAZA
 WEST ALLIS, WISCONSIN 53227                      CHICAGO, ILLINOIS  60606
    (414) 321-8881                                    (312) 454-6100
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)
                                 --------------------

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
                                 --------------------

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /


                           CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------
Title of each
  class of                             Proposed maximum    Proposed maximum
securities to        Amount to be       offering price        aggregate         Amount of
be registered         registered          per unit(*)      offering price(*)   registration fee(*)
- ---------------------------------------------------------------------------------------------------
Common Stock,
$.01 Par Value     1,000,000 shares         $10.375         $10,375,000.00       $3,578.00
- ---------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------

(*) Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the amount of the registration fee, the proposed maximum aggregate offering price is based on the average of the high and low sales prices of the Common Stock on September 9, 1996 on the National Association of Securities Dealers Automated Quotation National Market System.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

P R O S P E C T U S





                                   1,000,000 SHARES

                            SULLIVAN DENTAL PRODUCTS, INC.

                                     COMMON STOCK



    This Prospectus relates to 1,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Sullivan Dental Products, Inc. (the "Company"), which may be offered and issued by the Company from time to time in connection with future acquisitions of other businesses or properties. See "Purpose of Issue."

    The Common Stock is quoted through the NASDAQ National Market System under the trading symbol "SULL". The reported closing price of the Common Stock through the NASDAQ National Market System on September 9, 1996 was $10.375.

    SEE "CERTAIN INVESTMENT CONSIDERATIONS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH A PURCHASE OF COMMON STOCK.



       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
            AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
               HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                  SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                   ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                        TO THE CONTRARY IS A CRIMINAL OFFENSE.




                  THE DATE OF THIS PROSPECTUS IS SEPTEMBER 12, 1996.

                                AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, New York, New York 10048 and 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained upon written request addressed to the Commission, Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. In addition, the Company's Common Stock is quoted on the NASDAQ National Market System. Reports, proxy statements and other information concerning the Company can be inspected and copied at the Public Reference Room of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

    The Company has filed with the Commission a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement which may be inspected and copied in the manner and at the sources described above.

    THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM SULLIVAN DENTAL PRODUCTS, INC., 10920 WEST LINCOLN AVENUE, WEST ALLIS, WISCONSIN 53227, ATTENTION: TIMOTHY J. SULLIVAN (TELEPHONE (414) 321-8881). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE FIVE BUSINESS DAYS BEFORE FINAL ACTION IS TO BE TAKEN WITH RESPECT TO A PROPOSED ACQUISITION BY THE COMPANY INVOLVING THE ISSUANCE OF SECURITIES COVERED BY THIS PROSPECTUS.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference:

      (i)  The latest annual report of the Company on Form 10-K.

     (ii) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (i) above.

    (iii) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8A filed on March 5, 1990, including any amendments or reports filed for the purpose of updating such description.

    All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock made hereby shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any document filed after the date of this Prospectus which is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the information incorporated herein by reference (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests for such copies should be directed to the Company's principal office: Sullivan Dental Products, Inc., 10920 West Lincoln Avenue, West Allis, Wisconsin 53227, Attention: Timothy J. Sullivan (telephone: (414) 321-8881).

                                  PROSPECTUS SUMMARY

    The following summary information is qualified in its entirety by the detailed information and financial statements, including the notes thereto, appearing in the documents incorporated herein by reference or elsewhere in this Prospectus.

                            SULLIVAN DENTAL PRODUCTS, INC.

    Sullivan Dental Products, Inc. (the "Company") is a distributor of consumable dental supplies and dental equipment.

                                     THE OFFERING

Securities Offered      1,000,000 shares of Common Stock may be offered and
                        issued from time to time in connection with future acquisitions of other businesses or properties by the Company.

NASDAQ Symbol           SULL

Common Stock Issued
and Outstanding on
September 9, 1996       9,435,251 shares

                                     THE COMPANY

    Sullivan Dental Products, Inc. (the "Company") is a distributor of consumable dental supplies and dental equipment. The Company's marketing strategy for dental supplies combines personal visits by sales representatives with a catalog of approximately 12,000 competitively priced items. The catalog is updated semi-annually, mailed directly to customers, and used by the Company's sales representatives to obtain additional business from existing customers and to develop new accounts. The Company believes that its catalog includes substantially all of the product categories used in general dentistry. The Company also sells, installs and services dental equipment through 46 sales and service centers located throughout the United States.

    Dental supplies have traditionally been marketed either through sales representatives or by catalog, but not both. The Company's customers may place orders directly by toll-free calls to specially trained customer service personnel or through the Company's sales representatives, who make regular visits to most of the Company's approximately 39,400 customers. The Company believes that the combination of personal contact by its sales representatives and the ability of customers to order directly by telephone generates higher overall sales to individual customers than would be the case if either marketing method were relied upon exclusively. Orders are generally shipped the day they are placed, with a fill rate of approximately 97%.

    The Company's growth has resulted in large part from the expansion of its sales force, which currently operates in 48 states. As of August 1, 1996, the sales organization consisted of 366 sales representatives, including 18 independent sales representatives. As of August 1, 1996, Sullivan's work force totalled 980 people, an increase in personnel of 381 since December 31, 1992. The Company considers its relations with its sales representatives to be excellent, but, as management believes is typical of the industry, the Company in most cases has no employment or noncompetition agreements with its sales representatives. The Company's sales representatives work primarily on a commission basis. The Company believes that all independent sales representatives have income from sources other than the Company. Sullivan's independent sales representatives are not employees of the Company.

    The business was founded as an Illinois corporation in 1980, was merged into a Wisconsin corporation in 1982, was merged into a Delaware corporation in 1989, and was merged back into a Wisconsin corporation in 1993. The Company's principal office is located at 10920 West Lincoln Avenue, West Allis, Wisconsin 53227, a suburb of Milwaukee. Its telephone number is (414) 321-8881.

                          CERTAIN INVESTMENT CONSIDERATIONS


    Prospective purchasers should carefully consider the following factors, together with other information contained or incorporated by reference in this Prospectus, in evaluating an investment in shares of Common Stock.

    SALES REPRESENTATIVES. The Company's growth has resulted in large part from the expansion of its sales force, which currently operates in 48 states.
As of August 1, 1996, the sales organization consisted of 366 sales representatives, including 18 independent sales representatives. During 1993, the Company had a net increase of 129 representatives. In 1994, the Company added 55 established salespeople and trainees, but terminated 58 sales representatives, which were primarily former Healthco International salespeople. In 1995, the Company had a net increase of 18 representatives. As of August 1, 1996, Sullivan's work force totalled 980 people, an increase in personnel of 381 since December 31, 1992. The Company considers its relations with its sales representatives to be excellent, but, as management believes is typical of the industry, the Company in most cases has no employment or noncompetition agreements with its sales representatives. The Company's sales representatives work primarily on a commission basis. The Company believes that all independent sales representatives have income from sources other than the Company. Sullivan's independent sales representatives are not employees of the Company.

    CONTROL. After giving effect to the sale of the Common Stock offered hereby, the Company's directors and executive officers (consisting of nine individuals) will own in the aggregate in excess of 21% of the Company's outstanding Common Stock, excluding stock options granted to such individuals. If the directors and executive officers of the Company were to exercise all Company-issued stock options held by them, such directors and executive officers would own in the aggregate in excess of 25% of the Company's outstanding Common Stock. Thus the directors and executive officers as a group will continue to be able to influence substantially the management and policies of the Company and the election of the directors of the Company.

                                   PURPOSE OF ISSUE

    The 1,000,000 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of the Company covered by this Prospectus may be offered and issued in connection with future acquisitions of other businesses or properties. The Company reasonably expects that it will offer and sell its shares covered by this Prospectus within two years from the initial effective date of the Registration Statement of which this Prospectus is a part. The consideration offered by the Company in such acquisitions, in addition to the shares of Common Stock offered by this Prospectus, may include cash, debt or other securities (which may be convertible into shares of Common Stock of the Company covered by this Prospectus), guarantees or assumptions by the Company of liabilities of the business being acquired, or a combination thereof. In connection with acquisitions, the Company may enter into contracts that provide for future payments and non-competition agreements with former owners and key executive personnel of companies to be
acquired.   The Company has not received and does not expect to receive any cash proceeds (other than working capital of acquired companies) in connection with any such issuances. The Company at this time is engaged in preliminary discussions with a number of candidates for possible future acquisitions and, as of September 12, 1996 has executed a non-binding letter of intent with one such candidate, and a definitive agreement with another candidate.

    It is contemplated that the terms of acquisitions will be determined by negotiations between the Company and the owners of the business or properties to be acquired, with the Company taking into account the quality of management, the past and potential earning power and growth of the business or properties acquired, and other relevant factors, and it is anticipated that shares of Common Stock issued in acquisitions will be valued at a price reasonably related to the market value of the Common Stock either at the time the terms of the acquisition are tentatively agreed upon or at or about the time or times of delivery of the shares.

    It is not expected that underwriting discounts or commissions will be paid by the Company except that finder's fees may be paid to persons from time to time in connection with specific acquisitions. Any person receiving such fees may be deemed to be an underwriter within the meaning of the Securities Act.

                               SELECTED FINANCIAL DATA

    The following selected financial data for the Company has been derived from the historical financial statements of Sullivan Dental Products, Inc. The data is qualified in its entirety by, and should be read in conjunction with the Company's financial statements and other financial information with respect to Sullivan Dental Products, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1995, incorporated herein by reference.


                                                          Year Ended December 31,
                                     1995           1994           1993           1992           1991
Income Statement Data:                             (In thousands except per share data)

Net sales                           $215,568       $203,602       $169,000       $118,022       $ 74,616
Cost of sales                        141,753        133,985        111,530         77,680         49,485
Gross profit                          73,815         69,617         57,470         40,342         25,131
Operating expenses                    62,465         57,247         47,362         31,486         19,640
Operating income                      11,350         12,370         10,108          8,856          5,491
Interest expense                         (94)            (6)           (28)           (72)           (82)
Other income                             811            399             95            216             72
Income before provision for
  income taxes                        12,067         12,763         10,175          9,000          5,481
Provision for income taxes             4,827          5,086          3,999          3,555          2,083

Net income                          $  7,240       $  7,677       $  6,176       $  5,445       $  3,398
Net income per common and
  common equivalent share:
Primary and fully diluted           $    .77       $    .82       $    .66       $    .60       $    .41
Cash dividends per
    common share                    $    .20              -              -              -              -

Weighted average common shares:
Primary                                9,405          9,409          9,415          9,049          8,216
Fully diluted                          9,405          9,409          9,415          9,088          8,251



                                                                 December 31,
                                     1995           1994           1993           1992           1991
Balance Sheet Data:                                             (In thousands)
Working capital                     $ 47,028       $ 45,536       $ 37,577       $ 32,217       $ 14,653
Total assets                          96,915         81,105         68,604         54,448         31,245
Short-term bank debt                   9,900              -          2,600          1,000          3,950
Stockholders' equity                  62,453         57,617         49,274         42,319         19,674


                                  OTHER INFORMATION

    Acquisitions involving the offer and issuance of the Shares may require approval by certain federal and state regulatory bodies. The rights of dissenting stockholders of any acquired corporation and the federal income tax consequences for persons involved in any acquisition involving the issuance of Shares will be determined on a case-by-case basis for each acquisition.


                             DESCRIPTION OF CAPITAL STOCK

AUTHORIZED SHARES

    The Company has authority to issue 30,000,000 shares of Common Stock, $.01 par value, and 500,000 shares of Preferred Stock, $.01 par value, issuable in series. A total of 9,435,251 shares of Common Stock is presently issued and outstanding. None of the Preferred Stock has been issued.

COMMON STOCK

    The holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. Shareholders have no cumulative voting rights, and, as a result, holders of more than 50% of the outstanding shares can elect all of the directors. Subject to the rights of holders of any Preferred Stock which may be issued, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor, and to share proportionately in any liquidating distributions to shareholders. The holders of Common Stock have no pre-emptive rights and the Common Stock is not subject to redemption. The rights of holders of Common Stock may not be modified otherwise than by a majority vote of the shares outstanding. The Company's Articles of Incorporation provide that holders of Common Stock, as such, have no right to call a special meeting of shareholders.

    All of the outstanding shares, including the Common Stock offered hereby, are fully paid and non-assessable, except as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, which in general provides for personal liability on the part of the shareholders in an amount equal to the par value of shares owned for the unpaid wages of Wisconsin employees, not to exceed wages for six months service in any case. A Wisconsin trial court has interpreted this statute to extend to the original issue price for shares, rather than the stated par value.

PREFERRED STOCK

    At present, no shares of Preferred Stock are issued or have been authorized by the Board of Directors for issuance. The Articles of Incorporation provide that the Board of Directors, without further vote or action by the shareholders, may authorize the issuance of shares of Preferred Stock. The Board of Directors is empowered to establish, and to designate the name of, each class or series of the Preferred Stock and to set the terms of such shares (including terms with respect to redemption, sinking fund, dividend, liquidation, preemptive, conversion and voting rights and preferences). These rights and privileges could adversely affect the voting power of holders of Common Stock, and the authority of the Board of Directors to issue Preferred Stock without further shareholder approval could have the effect of delaying, deferring or preventing a change in control of the Company. The Company has no current plans to issue any shares of Preferred Stock.

TRANSFER AGENT

    The Transfer Agent for the Common Stock is Firstar Trust Company, Milwaukee, Wisconsin.

                                ADDITIONAL INFORMATION

    The Company has filed with the Securities and Exchange Commission, Washington, D.C., a Registration Statement under the Securities Act of 1933 with respect to the Shares of the Company's Common Stock covered by this Prospectus. This Prospectus does not contain all of the information set forth in such Registration Statement. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto. The Registration Statement may be inspected without charge at the Commission's Public Reference Section at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission upon payment of its prescribed charges.

                                    LEGAL OPINION

    The legality of the Common Stock offered by this Prospectus will be passed upon for the Company by Wolfe, Wolfe & Ryd, 120 South Riverside Plaza, Suite 430, Chicago, Illinois 60606, counsel to the Company. Howard O. Wolfe and Kerry
B. Wolfe, of Wolfe, Wolfe & Ryd, are directors of the Company. Stephen E. Ryd of Wolfe, Wolfe & Ryd is an Assistant Secretary of the Company. The Company paid $214,000 in fees (including directors' fees) to Wolfe, Wolfe & Ryd during 1995, which exceeded 5% of the law firm's gross revenues for 1995. Howard O. Wolfe beneficially owns 58,250 shares of Common Stock, Kerry B. Wolfe beneficially owns 38,250 shares of Common Stock and Stephen E. Ryd beneficially owns 23,000 shares of Common Stock.

                                       EXPERTS

    The financial statements and related financial statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------



    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES OF COMMON STOCK, IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.



                                   ---------------



                                  TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Available Information....................................................      2
Incorporation of Certain Documents
    by Reference.......................................................        2
Prospectus Summary......................................................       3
The Company.............................................................       4
Certain Investment Considerations.......................................       4
Purpose of Issue........................................................       5
Selected Financial Data.................................................       6
Other Information.......................................................       7
Description of Capital Stock.............................................      7
Additional Information...................................................      8
Legal Opinion............................................................      8
Experts.................................................................       8



- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------







                                   1,000,000 SHARES







                                   SULLIVAN DENTAL
                                    PRODUCTS, INC.





                                     COMMON STOCK






                                      PROSPECTUS














                                  September 12, 1996


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS




    ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

INDEMNIFICATION

    Sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law ("WBCL") contain provisions under which corporations organized thereunder are permitted or required in certain circumstances to indemnify directors, officers and others against certain liabilities. Wisconsin corporations may extend the scope of indemnification beyond that provided by statute by including such provisions in their articles of incorporation or by-laws, by written agreement or by resolution of the Board of Directors or shareholders. Wisconsin law also allows companies to require or permit: (a) indemnification; (b) allowance of expenses; and (c) insurance for any liability incurred in connection with a proceeding involving federal or state securities laws, subject to the restrictions on indemnification described below. Section 7.1 of the Registrant's by-laws and Article Tenth of the Registrant's Articles of Incorporation require indemnification of the Registrant's directors and officers to the fullest extent permitted by Wisconsin law.

    The Registrant has entered into Indemnity Agreements with each of its directors and executive officers by which the Registrant has agreed to indemnify such individuals in a manner generally consistent with that permitted under Sections 180.0850 to 180.0859 of the WBCL, with the following exception: the form of indemnity agreement permits, in certain circumstances where court approval has been obtained, indemnification of amounts paid by the directors in settlement of a derivative suit.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons by the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and agrees to be governed by the final adjudication of such issue.


ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS

    Article Eleventh of the Registrant's Articles of Incorporation provides for the elimination, to the fullest extent permitted by the WBCL, of liability of directors of the Registrant to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director. This provision is included in the Articles of Incorporation pursuant to authority granted in Section
180.0828 of the WBCL, which permits a Wisconsin corporation to include in its articles of incorporation a provision eliminating or limiting the personal liability of a director to the corporation for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director where such liability is based on the following: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit, or
(d) willful misconduct.


    ITEM 21.  EXHIBITS

    The Exhibits filed as part of this Registration Statement are listed below:


    Exhibit No.    Exhibit
    -----------    -------

    5.1            Legal Opinion of Wolfe, Wolfe & Ryd

    23.1           Consent of Deloitte & Touche LLP (included on page II-5)

    23.2           Consent of Wolfe, Wolfe & Ryd (included in Exhibit 5.1)

    24             Power of Attorney (included on page II-4)


    ITEM 22.  UNDERTAKINGS

    The registrant hereby undertakes as follows:

    (1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (2) that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby further undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) To include any material information with respect to a plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              PROVIDED, HOWEVER, that undertakings (i) and (ii) above do not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
    Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
         (c) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (d) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons by the Registrant, to act in accordance with the third paragraph of
    Item 20 hereof.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Allis, State of Wisconsin, on September 12, 1996.

                                  SULLIVAN DENTAL PRODUCTS, INC.


                                  By:  /s/  Robert E. Doering
                                     ------------------------------------------
                                       Robert E. Doering
                                       President and Chief Executive Officer

                                  POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Sullivan and Robert E. Doering, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all pre-effective amendments and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents required in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                Title                         Date
    ---------                -----                         ----


/s/ Robert E. Doering        President, Chief Executive    September 12, 1996
- -------------------------    Officer and Director
Robert E. Doering            (Principal Executive
                             Officer and Chief Accounting
                             Officer)

/s/  Timothy J. Sullivan     Vice President - Operations,  September 12, 1996
- -------------------------    Chief Financial Officer,
Timothy J. Sullivan          Secretary and Director
                             (Principal Financial Officer)

/s/  Robert J. Sullivan      Chairman of the Board and     September 12, 1996
- -------------------------    Director
Robert J. Sullivan

/s/  Kevin J. Ackeret        Executive Vice President      September 12, 1996
- -------------------------    and Director
Kevin J. Ackeret

/s/  Wayne G. Holt           Vice President - Corporate    September 12, 1996
- -------------------------    Development, Treasurer and
Wayne G. Holt                Director

/s/  Howard O. Wolfe         Director                      September 12, 1996
- -------------------------
Howard O. Wolfe

/s/  Kerry B. Wolfe          Director                      September 12, 1996
- -------------------------
Kerry B. Wolfe

                            INDEPENDENT AUDITORS' CONSENT







    We consent to the incorporation by reference in this Registration Statement of Sullivan Dental Products, Inc. on Form S-4 of our reports dated February 20, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Sullivan Dental Products, Inc. for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

/s/Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin



September 12, 1996

                                    EXHIBIT INDEX


    The Exhibits filed as part of this Registration Statement and not included in Part II of this Registration Statement are listed below:

                                                        Sequentially Numbered
Exhibit No.             Exhibit                                   Page
- -----------             -------                         ---------------------

     5.1           Legal Opinion of Wolfe,                         17
                   Wolfe & Ryd

    23.2           Consent of Wolfe, Wolfe & Ryd
                   (included in Exhibit 5.1)